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                                                                    Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated January 31, 1995 relating to the financial statements of Life Savings Bank, Federal Savings Bank as of December 31, 1994 and for the two years then ended, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Los Angeles, California
January 24, 1997